808 Wilshire Boulevard, 2nd Floor, Santa Monica, California 90401
Telephone 310.255.7700 Facsimile 310.255.7702

FOR IMMEDIATE RELEASE

Stuart McElhinney, Vice President - Investor Relations
310.255.7751 smcelhinney@douglasemmett.com

Douglas Emmett
Announces Retirement Of William Kamer

SANTA MONICA, California-December 30, 2013-Douglas Emmett, Inc. (NYSE: DEI), a real estate investment trust (REIT), today announced that William Kamer will be retiring from full time service as its Chief Investment Officer effective January 31, 2014. Mr. Kamer will continue to be employed by Douglas Emmett as a Senior Advisor.

“Over the past 19 years, we have relied on Bill for his sound judgment and extensive experience,” commented Jordan Kaplan, President and Chief Executive Officer of Douglas Emmett. “While his new role will provide him more time to travel and pursue his personal interests, I am delighted that we will continue to benefit from his experience and good judgment.”

About Douglas Emmett, Inc.
Douglas Emmett, Inc. (DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal submarkets of Los Angeles and Honolulu.  Douglas Emmett focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.  For more information about Douglas Emmett, please visit our website at www.douglasemmett.com.

Safe Harbor Statement
Except for the historical facts, the statements in this press release regarding Douglas Emmett’s business activities are forward-looking statements based on the beliefs of, assumptions made by, and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends. For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.